SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    April 24, 2011

Tactical Air Defense Services, Inc.

(Exact name of registrant as specified in its charter)

Nevada		88-0455809
(State or other jurisdiction		(IRS Employer
of Incorporation)		Identification Number)
123 West Nye Lane, Suite 517
Carson City, Nevada 89706
(Address of principal executive offices)

(775) 888-6744
(Issuer’s Telephone Number)
_____________________________________________________________________________________
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01                      Entry into a Material Definitive Agreement.

Cornucopia Financing

On April 1, 2011, Tactical Air Defense Services, Inc. (the “Company”) entered into a letter of intent (the “LOI”) with Cornucopia, Ltd. (“Cornucopia”) in connection with a proposed financing arrangement. A copy of the LOI was attached as an exhibit to our Form 8-K filed with the United States Securities and Exchange Commission on April 5, 2011, the terms of which are hereby incorporated by reference.

Pursuant to the terms of the LOI and subject to further negotiation and final agreement and documentation, Cornucopia agreed to provide the Company up to One Million Dollars (US$1,000,000) in separate rounds of financing.

The initial tranche of financing was to be in the amount of US$400,000 (the “Initial Financing”) and raised through the sale and issuance by the Company of shares of preferred stock (the “Series B Preferred Stock”) to be designated upon closing. In addition to the Initial Financing, Cornucopia was to provide subsequent financing in the amount of an aggregate of Six Hundred Thousand Dollars (US$600,000 and the “Subsequent Financing”), as required by and requested by the Company, subject to Cornucopia approval which was not be unreasonably withheld, through the sale and issuance by the Company of additional shares of Series B Preferred Stock

The Company intends to use proceeds from the Initial Financing for the acquisition of certain military fighter aircraft (the “Aircraft”) that it intends to operate through a services agreement with its pending merger partner, Tactical Air Support Services, Inc, as well as for other general business purposes.

On April 25, 2011, the Company entered into a Securities Purchase Agreement with Cornucopia (the “Initial SPA”) relating to the Initial Financing under the following amended terms. Pursuant to the terms of the Initial SPA, Cornucopia has agreed to provide the Initial Financing of US$400,000 through the sale and issuance by the Company of a total of 1,333,332 shares of Series B Preferred Stock (the rights and privileges of which are further described herein in Item 5.03) in two separate tranches.

The first tranche of the Initial Financing consisted of the sale and issuance of 666,666 shares of Series B Preferred Stock (the “Initial T1 Shares”) for a total purchase price of US$200,000. The Initial T1 Shares: (i) are convertible into 266,666,400 shares of the Company’s restricted common stock, par value $0.001 (the “Common Stock”); (ii) maintain a number of votes equal to the number of shares of Common Stock the Preferred Stock is convertible into; (iii) provide for a 12% annual coupon payment; (iv) are collateralized by the Aircraft; and (v) provide for an optional right of participation by Cornucopia in the Company’s operating profits through the redemption and retirement of a portion of the Initial T1 Shares. In addition, in connection the first tranche of the Initial Financing and sale of the Initial T1 Shares, the Company issued Cornucopia: (a) the Series A-100 warrant to purchase up to 533,333,333 shares of Common Stock at an exercise price of $0.00075 for a one year period; and (b) the Series A-101 warrant to purchase up to 800,000,000 shares of Common Stock at an exercise price of the lesser of: (A) $0.0025 or (B) a fifty percent (50%) discount to the average closing price of the Common Stock for the thirty (30) trading days prior to exercise of the A-101 warrant. A copy of the Initial SPA, Series A-100 Warrant and Series A-101 Warrant have been attached as an exhibit to this Form 8-K and has been incorporated in its entirety by reference.

The second tranche of the Initial Financing shall consist of the sale and issuance of an additional 666,666 shares of Series B Preferred Stock (the “Initial T2 Shares”) for a total purchase price of US$200,000 and shall close upon the acquisition of the Aircraft; provided, however, in the event the Aircraft is not acquired on the sixtieth (60th) day following the closing date of the sale of the Initial T1 Shares, Cornucopia’s obligation to purchase the Initial T2 Shares shall terminate on such sixtieth (60th) day. Following such date, upon request from the Company, Cornucopia shall be entitled, but not required, to purchase the Initial T2 Shares under the same terms and conditions provided for in the Initial SPA.

The terms and conditions of the proposed and possible future Subsequent Financing shall remain governed by the terms of the LOI.

Employment Agreement

On April 24, 2011, the Company entered into an employment agreement (the “Employment Agreement”) with its Chief Executive Officer, Alexis C. Korybut. Pursuant to the terms of the Employment Agreement, Mr. Korybut will be employed in the positions of Chief Executive Officer, President and Chief Financial Officer of the Company and will receive an annual salary of US$120,000, a one-time issuance of 1,000,000 shares of the Company’s Series A Preferred Stock (the rights and privileges of which are further described herein in Item 5.03) and additional benefits as outlined in the Employment Agreement. A copy of the Employment Agreement has been attached as an exhibit to this Form 8-K and has been incorporated in its entirety by reference.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

As described above, pursuant to the terms of the Employment Agreement, the Company agreed to issue 1,000,000 shares of its Series A Preferred Stock to its Chief Executive Officer, Alexis C. Korybut.

As described above, pursuant to the terms of the Initial SPA, the Company agreed to issue 666,666 shares of its Series B Preferred Stock to Cornucopia, Ltd.

Section 5 - Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 25, 2011, the Company approved of a Certificate of Designation to be filed with the Nevada Secretary of State designating 1,000,000 shares of its authorized but undesignated preferred stock as Series A Preferred Stock and 5,000,000 shares of its authorized but undesignated preferred stock as Series B Preferred Stock. Each share of Series A Preferred Stock is convertible into one hundred shares of Common Stock and maintains a number of votes equal to the number of shares of Common Stock each share of Series A Preferred Stock is convertible into multiplied by thirty. Each share of Series B Preferred Stock is convertible into four hundred shares of Common Stock, maintains a number of votes equal to the number of shares of Common Stock each share of Series B Preferred Stock is convertible into, provides for a 12% annual coupon payment, is collateralized by the Aircraft and provides for an optional right of participation by the holder in the Company’s operating profits through the redemption and retirement of the shares of Series B Preferred Stock. A copy of the Certificate of Designation to be filed with the Nevada Secretary of State designating the rights, preferences, powers, privileges and restrictions, qualifications and limitations of the Series A Preferred Stock and Series B Preferred Stock has been attached as an exhibit to this Form 8-K and has been incorporated in its entirety by reference.

Item  7.01                      Regulation FD Disclosure.

Press Releases

On April 26, 2011, the Company issued a press release relating to the Initial Financing as described in “Item 1.01 Entry Into Material Definitive Agreements” above.  A copy of this press release is furnished as an exhibit to this Report.

Section 9 – Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(c) Exhibits.

Number	Description

3.1(i)	Certificate of Designation designating the Series A Preferred Stock and Series B Preferred Stock.

10.1	Securities Purchase Agreement between Tactical Air Defense Services, Inc. and Cornucopia, Ltd.

10.2	Series A-100 Warrant

10.3	Series A-101 Warrant

10.4	Employment Agreement between Tactical Air Defense Services, Inc. and Alexis C. Korybut.

99.1	Press release dated as of April 26, 2011 entitled “Tactical Air Defense Services Receives Initial Funding from Cornucopia, Ltd.” (Deemed Furnished)

Dated:   April 28, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Tactical Air Defense Services, Inc. /s/ Alexis Korybut

By:	Alexis Korybut
Its:	Chief Executive Officer